Exhibit 99.1

Quantum Materials Corp Receives Innovator of the Year Award from

YTEXAS

October 04, 2018 08:00 AM Eastern Daylight Time

San Marcos, TX – October 4, 2018 — Leading American nanomaterial & cadmium free quantum dot manufacturer Quantum Materials Corp (OTCQB:QTMM) has been honored as the 2018 “Innovator of the Year” by YTEXAS, which hosted its 4th Annual YTEXAS RēLO AWARDS on September 28, 2018.

Quantum Materials Corp has been honored as the 2018 “Innovator of the Year” by YTEXAS

“The RēLO AWARDS honor the ‘Featured 50’ – the most notable corporate relocations from the previous 5 years that embody the three tenets of the YTEXAS mission; community, commerce and culture,” said Ed Curtis, Chief Executive Officer of YTEXAS. “We are pleased to honor Quantum Materials Corp as our 2018 Innovator of the Year in recognition of the potential that their development of advanced nanomaterials and quantum dots offer for changing the way the world produces clean solar energy, more efficient lighting and targeted drug delivery therapy.”

“We are very pleased to receive this recognition from YTEXAS and appreciate all the support we have received from the state of Texas and in particularly Texas State University since we relocated from Tempe Arizona to San Marcos Texas,” said Stephen B. Squires, President and Chief Executive Officer of Quantum Materials Corp. “We found Texas to be an excellent business environment and a rich talent pool for the specialized skills critical to our research and development. We are very pleased to have become a Texas company and look forward to growing and succeeding here over the coming years.”

About YTEXAS and the RēLO Awards

YTEXAS is an organization that accelerates executive connectivity and corporate presence for companies that are newly relocated to Texas. The organization manages a state-wide network of stakeholders who exchange information, process issues and foster long-term, mutually-beneficial relationships that help culturally integrate companies into Texas. Headquartered in Austin, YTEXAS has received national acclaim for being at the forefront of economic development trends through such publications as the Fox Business Channel, CNN Money and several Texas Business Journals. For additional information and corporate resources, please visit www.ytexas.com.

The RēLO Awards are bestowed upon companies that have relocated corporate headquarters to Texas over the previous 5 years. The award categories include Gamechanger, Innovator, and Texas All-in. One Texas-based CEO is awarded Ambassador of the Year for his/her commitment to assisting these companies, both personally and professionally, in their transition into Texas. The awards and Featured 50 companies are voted upon by a select group of seasoned Texas CEOs.

ABOUT QUANTUM MATERIALS CORP.

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous-flow production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology. For more information follow Quantum Materials Corp at www.QMCDOTS.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

QUANTUM MATERIALS CORP CONTACTS:

Toshi Ando
Sr. Director of Business Development for Asia/Pacific
510.300.4021
toshi@qmcdots.com

INVESTOR RELATIONS:

Clay Chase / SD Torrey Hills Capital
858.456.7300
cc@sdthc.com